Filed in the Office of	Business Number C12141-1992
Barbara K. Cegavske	Filing Number 20200874568
Secretary of State State Of Nevada	Filed On 08/26/2020 12:07:32 PM
	Number of Pages 8

AMENDED and RESTATED ARTICLES OF

OF

REAL BRANDS, INC.

A NEVADA CORPORATION
FILE NUMBER: C12141-1992

KNOW ALL MEN BY THESE PRESENTS:

FOR THE PURPOSE OF AMENDING AND RESTATING THE ARTICLES OF INCORPORATION OF REAL BRANDS, INC., A NEVADA CORPORATION, ORIGINALLY INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA ON 6 NOVEMBER 1992, FILE NO. C12141-1992:

IT IS HEREBY CERTIFIED THAT:

FIRST: THE NAME OF THE CORPORATION SHALL BE:

REAL BRANDS, INC.

SECOND: THE CORPORATION IS AUTHORIZED TO CARRY ON ANY LAWFUL BUSINESS OR ENTERPRISE FOR WHICH CORPORATIONS MAY BE INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA. THE CORPORATION SHALL HAVE THE SAME POWERS AS AN INDIVIDUAL TO DO ALL THINGS NECESSARY OR CONVENIENT TO CARRY OUT ITS BUSINESS AND AFFAIRS. THE CORPORATION MAY CONDUCT ALL OR ANY PART OF ITS BUSINESS, AND MAY HOLD, PURCHASE, MORTGAGE, LEASE AND CONVEY REAL AND/OR PERSONAL PROPERTY, ANYWHERE IN THE WORLD.

THIRD: THE ADDRESS OF THE REGISTERED OFFICE OF THE CORPORATION IS 204 WEST SPEAR STREET, CARSON CITY, NEVADA 89703. THE COMMERCIAL REGISTERED AGENT OF THE CORPORATION IS TO BE *CORPORATE SERVICES OF NEVADA*, LOCATED AT 502 NORTH DIVISION STREET, CARSON CITY, NEVADA 89703.

FOURTH: SUBJECT TO THE PROVISIONS OF THIS ARTICLE AND THE NEVADA REVISED STATUTES, THE CORPORATION SHALL INDEMNIFY ANY AND ALL OF ITS EXISTING AND FORMER DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS AGAINST ALL EXPENSES INCURRED BY THEM AND EACH OF THEM, INCLUDING, BUT NOT LIMITED TO, LEGAL FEES, JUDGMENTS, PENALTIES AND AMOUNTS PAID IN SETTLEMENTS OR COMPROMISE, WHICH MAY ARISE OR BE INCURRED, RENDERED OR LEVIED IN ANY LEGAL ACTION BROUGHT OR THREATENED AGAINST ANY OF THEM FOR OR ON ACCOUNT OF ANY ACTION OR OMISSION OTHER THAN THAT WHICH INVOLVE INTENTIONAL MISCONDUCT, FRAUD, OR A KNOWING VIOLATION OF LAW OR THE PAYMENT OF DIVIDENDS IN VIOLATION OF NRS 78.300 AND ALLEGED TO HAVE BEEN COMMITTED WHILE ACTING WITH THE SCOPE OF EMPLOYMENT AS A DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF THE CORPORATION WHETHER OR NOT ANY ACTION IS OR HAS BEEN FILED AGAINST THEM AND WHETHER OR NOT ANY SETTLEMENT OR COMPROMISE IS APPROVED BY A COURT. INDEMNIFICATION SHALL BE MADE BY THE CORPORATION WHETHER THE LEGAL ACTION BROUGHT OR THREATENED IS BY OR IN THE RIGHT OF THE CORPORATION NOR ANY OTHER PERSON.

WHENEVER ANY EXISTING OR FORMER DIRECTOR, OFFICER, EMPLOYEE OR AGENT SHALL REPORT TO THE PRESIDENT OF THE CORPORATION OR THE CHAIRMAN OF THE BOARD OF DIRECTORS THAT HE OR SHE HAS INCURRED OR MAY INCUR EXPENSES, INCLUDING, BUT NOT LIMITED TO, LEGAL FEES, JUDGMENTS, PENALTIES AND AMOUNTS PAID IN SETTLEMENT OR COMPROMISE IN A LEGAL ACTION BROUGHT OR THREATENED AGAINST HIM OR HER FOR OR ON ACCOUNT OF ANY ACTION OR OMISSION ALLEGED TO HAVE BEEN COMMITTED WHILE ACTING WITHIN THE SCOPE OF HIS OR HER EMPLOYMENT AS A DIRECTOR, OFFICER, EMPLOYEE OR AGENT OF THE CORPORATION, THE BOARD OF DIRECTORS SHALL, AT ITS NEXT REGULAR OR AT A SPECIAL MEETING HELD WITHIN A REASONABLE TIME THEREAFTER, DETERMINE IN GOOD FAITH WHETHER, IN REGARD TO THE MATTER INVOLVED OR IN THE ACTION OR CONTEMPLATED ACTION, SUCH PERSON ACTED, FAILED TO ACT OR REFUSED TO ACT WILLFULLY OR WITH GROSS NEGLIGENCE OR WITH FRAUDULENT OR CRIMINAL INTENT.

ANY AMENDMENT, MODIFICATION OR REPEAL OF THE FOREGOING SHALL NOT ADVERSELY AFFECT ANY RIGHT OR PROTECTION OF A DIRECTOR OF THE CORPORATION HEREUNDER IN RESPECT OF ANY ACT OR OMISSION OCCURRING PRIOR TO THE TIME OF SUCH AMENDMENT, MODIFICATION OR REPEAL.

FIFTH: THE TOTAL AUTHORIZED CAPITAL STOCK OF THIS CORPORATION IS FOUR BILLION (4,000,000,000) SHARES AT ONE TENTH OF ONE CENT ($.001) PAR VALUE, IN AGGREGATE AS FOLLOWS: THREE BILLION NINE HUNDRED NINETY-EIGHT MILLION (3,998,000,000) SHARES *COMMON* AND TWO MILLION (2,000,000) SHARES *PREFERRED.*

THE POWERS, PRIVILEGES, RIGHTS, QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, IN RESPECT OF EACH CLASS OF STOCK OF THE CORPORATION IS AS FOLLOWS:

A. COMMON STOCK.

1. GENERAL. ALL SHARES OF COMMON STOCK SHALL BE IDENTICAL AND SHALL ENTITLE THE HOLDERS THEREOF TO THE SAME POWERS, PREFERENCES, QUALIFICATIONS, LIMITATIONS, PRIVILEGES AND OTHER RIGHTS, THE VOTING, DIVIDEND AND BY THE RIGHTS OF THE HOLDERS OF THE COMMON STOCK ARE SUBJECT TO AND QUALIFIED BY THE RIGHTS OF THE HOLDER OF THE PREFERRED STOCK.

2. VOTING RIGHTS. EACH HOLDER OF RECORD OF COMMON STOCK SHALL BE ENTITLED TO ONE VOTE FOR EACH SHARE OF COMMON STOCK STANDING IN SUCH HOLDER'S NAME ON THE BOOKS OF THE CORPORATION. EXCEPT AS OTHERWISE REQUIRED BY LAW OR SECTION B OF ARTICLE FIFTH OF THESE ARTICLES OF INCORPORATION OR ANY SHAREHOLDER' AGREEMENT TO WHICH THE CORPORATION AND ITS SHAREHOLDERS MAY BE A PARTY, THE HOLDERS OF COMMON STOCK AND THE HOLDERS OF PREFERRED STOCK SHALL VOTE TOGETHER A S SINGLE CLASS ON ALL MATTERS SUBMITTED TO SHAREHOLDERS FOR A VOTE (INCLUDING ANY ACTION BY WRITTEN CONSENT).

3. DIVIDENDS. SUBJECT TO PROVISIONS OF LAW AND SECTION B OF ARTICLE FIFTH OF THESE ARTICLES OF INCORPORATION, THE HOLDERS OF COMMON STOCK SHALL BE ENTITLED TO RECEIVE DIVIDENDS OUT OF FUNDS LEGALLY AVAILABLE THEREFOR AT SUCH TIMES AND IN SUCH AMOUNTS AS THE BOARD OF DIRECTORS MAY DETERMINE IN ITS SOLE DISCRETION.

4. LIQUIDATION. SUBJECT TO PROVISIONS OF LAW AND SECTION B OF ARTICLE FIFTH OF THESE ARTICLES OF INCORPORATIONS, UPON ANY LIQUIDATION, DISSOLUTION OR WINDING UP OF THE CORPORATION, WHETHER VOLUNTARY OR INVOLUNTARY, AFTER THE PAYMENT OR PROVISIONS FOR PAYMENT OF ALL DEBTS AND LIABILITIES OF THE CORPORATION AND ALL PREFERENTIAL AMOUNTS TO WHICH THE HOLDERS OF THE PREFERRED STOCK ARE ENTITLED WITH RESPECT TO THE DISTRIBUTION OF ASSETS IN LIQUIDATION, THE HOLDERS OF COMMON STOCK SHALL BE ENTITLED TO SHARE RATABLY IN THE REMAINING ASSETS OF THE CORPORATION AVAILABLE FOR DISTRIBUTION.

B. PREFERRED STOCK.

1. ISSUANCE OF PREFERRED STOCK IN CLASSES OR SERIES. THE PREFERRED STOCK OF THE CORPORATION MAY BE ISSUED IN ONE OR MORE CLASSES OR SERIES AT SUCH TIME OR TIMES AND FOR SUCH CONSIDERATION AS THE BOARD OF DIRECTORS MAY DETERMINE. EACH CLASS OR SERIES SHALL BE SO DESIGNATED AS TO DISTINGUISH THE SHARES THEREOF FROM THE SHARES OF ALL OTHER CLASSES AND SERIES. EXCEPT AS TO THE RELATIVE DESIGNATION, PREFERENCES, POWERS, QUALIFICATION, RIGHTS AND PRIVILEGES REFERRED TO IN SECTION B OF THIS FIFTH ARTICLE, IN RESPECT OF ANY OR ALL OF WHICH THERE MAY BE VARIATIONS BETWEEN DIFFERENT CLASSES OR SERIES OF PREFERRED STOCK, ALL SHARES OF PREFERRED STOCK SHALL BE IDENTICAL. DIFFERENT SERIES OF PREFERRED STOCK SHALL NOT BE CONSTRUED TO CONSTITUTE DIFFERENT CLASSES OF SHARES FOR THE PURPOSE OF VOTING BY CLASSES UNLESS OTHERWISE SPECIFICALLY SET FORTH HEREIN.

2. DESCRIPTION AND DESIGNATION OF SERIES A PREFERRED STOCK.

(A) DESIGNATION. A TOTAL OF 1,000,000 SHARES OF THE CORPORATION'S PREFERRED STOCK SHALL BE DESIGNATED AS "SERIES A PREFERRED STOCK." AS HEREIN, THE TERM "PREFERRED STOCK" USED WITHOUT REFERENCES TO THE SERIES A PREFERRED STOCK MEANS THE SHARES OF SERIES A PREFERRED STOCK AND THE SHARES OF SERIES OF AUTHORIZED PREFERRED STOCK OF THE CORPORATION ISSUED AND DESIGNATED FROM TIME TO TIME BY A RESOLUTION OR RESOLUTIONS OF THE BOARD OF DIRECTORS, SHARE FOR SHARE ALIKE AND WITH OUR DISTINCTION AS TO CLASS OR SERIES, EXCEPT AS OTHERWISE REQUIRES. EXCEPT AS OTHERWISE PROVIDED IN SECTION B.2 (B) BELLOW, THE PREFERENCES, POWERS, QUALIFICATIONS, RIGHTS AND PRIVILEGES OF THE SERIES A PREFERRED STOCK SHALL BE IDENTICAL TO THOSE OF THE COMMON STOCK.

(B) VOTING RIGHTS. EXCEPT AS OTHERWISE PROVIDED BY LAW, EACH SHARE OF THE SERIES A PREFERRED STOCK SHALL BE ENTITLED, ON ALL MATTERS ON WHICH ANY OF THE SHAREHOLDERS ARE REQUIRED OR PERMITTED TO VOTE, TO ONE HUNDRED (100) VOTES PER SHARE. EXCEPT AS OTHERWISE PROVIDED EXPRESSLY HEREIN OR AS REQUIRED BY LAW, THE HOLDERS OF THE SERIES A PREFERRED STOCK SHALL VOTE TOGETHER WITH THE COMMON STOCK SHAREHOLDERS AND NOT AS SEPARATE CLASS.

SIXTH: THE CAPITAL STOCK OF THE CORPORATION, AFTER THE AMOUNT OF THE SUBSCRIPTION PRICE HAS BEEN PAID IN MONEY, PROPERTY OR SERVICES AS THE DIRECTORS SHALL DETERMINE, SHALL NOT BE SUBJECT TO ASSESSMENT TO PAY DEBTS OF THE CORPORATION, NOR FOR ANY OTHER PURPOSE, AND NO STOCK ISSUED AS FULLY PAID UP SHALL EVER BE ASSESSABLE OR ASSESSED, AND THE ARTICLES OF INCORPORATION SHALL NOT BE AMENDED IN THIS PARTICULAR.

THE BOARD OF DIRECTORS HAS THE AUTHORITY TO PRESCRIBE, BY RESOLUTION, THE VOTING POWERS, DESIGNATIONS, PREFERENCES, LIMITATIONS, RESTRICTIONS AND RELATIVE RIGHTS OF EACH CLASS AND SERIES OF STOCK.

SEVENTH: THE MEMBERS OF THE GOVERNING BOARD OF THE CORPORATION SHALL BE STYLED DIRECTORS, AND THE INITIAL NUMBER THEREOF SHALL BE ONE. THE NUMBER OF DIRECTORS MAY FROM TIME TO TIME BE INCREASED OR DECREASED IN SUCH MANNER AS SHALL BE PROVIDED BY THE BY-LAWS OF THE CORPORATION. DIRECTORS NEED NOT BE STOCKHOLDERS, BUT SHALL BE FULL OF AGE, AND AT LEAST ONE SHALL BE A CITIZEN OF THE UNITED STATES.

EIGHTH: THE PERIOD OF EXISTENCE OF THIS CORPORATION SHALL BE PERPETUAL.

NINETH: THE CORPORATION MAY AMEND THESE RESTATED AND AMENDED ARTICLES OF INCORPORATION AT ANY TIME, OTHER THAN TO AMEND OR ALTER ARTICLE SIXTH OF THESE RESTATED AND AMENDED ARTICLES OF INCORPORATION.

THE UNDERSIGNED BEING DULY AUTHORIZED THROUGH A RESOLUTION APPROVING THESE AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS ADOPTED BY THE BOARD OF DIRECTORS AND APPROVED BY THE SHAREHOLDERS OF REAL BRANDS, INC., A NEVADA CORPORATION, IN THEIR ENTIRETY ON 25 AUGUST 2020, FILES AND RECORDS THIS CERTIFICATE TO BE EFFECTIVE UPON FILING WITH THE SECRETARY OF THE STATE OF NEVADA, PURSUANT TO NRS 78.403, AND DOES CERTIFY THAT THE FACTS HEREIN STATED ARE TRUE AND I HAVE ACCORDINGLY HEREUNTO SET MY HAND AND SEAL THIS DAY: WEDNESDAY, AUGUST 26, 2020

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ASST. SECRETARY

STATE OF NEVADA }
: SS.
CARSON CITY }

ON THIS 26TH DAY OF AUGUST, 2020 PERSONALLY APPEARED BEFORE ME J. CHRISSI BARNETT, A NOTARY PUBLIC, DON HARMER, WHO ACKNOWLEDGED THAT HE EXECUTED THE ABOVE INSTRUMENT.

J. Chrissi Barnett
NOTARY PUBLIC
STATE OF NEVADA
APT No. 12-6584-3
MY APPT EXPIRES JULY 3, 2021

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NOTARY PUBLIC